Exhibit 10.64

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of 11 May 2007 (this "Agreement"), is made by CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company formed under the laws of Bermuda (the "Company"), and TESTORA LTD., a company formed under the laws of the Republic of Cyprus ("Testora").

W I T N E S S E T H:

WHEREAS, pursuant to a Subscription Agreement, dated as of May 2, 2005, between the Company and PPF (Cyprus) Ltd. (“PPF”), an Affiliate of Testora (the "Subscription Agreement"), the Company issued to PPF an aggregate of 3,500,000 shares of Class A Common Stock (the “Shares”), in accordance with the terms of the Subscription Agreement.

WHEREAS, PPF transferred the Shares to Testora on December 30, 2005 in accordance with Section 4 of the Subscription Agreement and assumed all of the rights and obligations of PPF thereunder and hereunder;

WHEREAS, Testora has entered into a loan agreement with Citibank N.A. dated as of the date hereof (the “Loan Agreement”) and granted security over the Shares as security thereunder pursuant to the Security Documents (as defined in the Loan Agreement);

WHEREAS, following the termination of Loan Agreement, the irrevocable payment, performance and discharge of the Secured Obligations (as defined in the Loan Agreement) and the release of the lien over the Shares in accordance with the Security Documents, Testora has elected to dispose of the Remaining Shares (as defined below) as provided hereunder; and

WHEREAS, to induce Testora to execute and deliver this Agreement, the Company has agreed to provide to Testora and its permitted assigns certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the Company and Testora hereby agree as follows:

1.             Definitions.

As used in this Agreement, the following terms shall have the following meanings:

(a)            “End Date” means the earlier of the date on which (i) PPF no longer has, or otherwise relinquishes, the right to designate an observer to the Board of Directors pursuant to the TV Nova Group Agreement dated as of May 2, 2005 among PPF, the Company and CME Media Enterprises B.V, (ii) the number of Shares held by Testora together with any Permitted Transferee is less than 4% of the total number of shares of Class A Common Stock and Class B Common Stock of the Company and (iii) a person other than CME Holdco L.P. or a permitted transferee thereof acquires voting power in the Company that is greater than 20%.

(b)          “Framework Agreement” means the Framework Agreement among the Company, CME Media Enterprises BV and PPF dated December 13, 2004.

(c)          "Holder" or "Holders" mean a holder or holders of Registrable Securities.

(d)          “Loan Termination Date” shall mean the date on which the security granted over the Shares to Citibank N.A. pursuant to the Security Documents is released in accordance with the terms thereof.

(e)          “Permitted Transferee” shall have the meaning ascribed to it in Section 6.

(f)           "Registrable Securities" shall mean (i) the Remaining Shares; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such Remaining Shares; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the securities referred to in the preceding clauses.

(g)          "Registration Statement" means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities.

(h)          "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and pursuant to Form S-3 under the Securities Act, and, to the extent required, the declaration or ordering of effectiveness of such registration statement by the United States Securities and Exchange Commission (the "SEC").

(i)           “Remaining Shares” means such number of Shares over which the security granted to Citibank N.A. is released on the Loan Termination Date.

(j)           "Violations" shall have the meaning ascribed to it in Section 5(a).

Capitalized terms defined in the introductory paragraph or the recitals to this Agreement shall have the respective meanings therein provided.

2.             Permitted Sales, Notice and Piggyback Registration.

(a)           From the Loan Termination Date, Testora or a Permitted Transferee shall have the right to sell such number of Registrable Securities as are permitted to be sold under Rule 144(e) during any ninety-day period pursuant to any available exemption from registration.  For the avoidance of doubt, this limitation on the number of shares permitted to be sold shall not apply from and after the End Date.

(b)           Notwithstanding Section 2(a), in the event that prior to the End Date Testora or a Permitted Transferee intends to sell more than 1,000,000 Registrable Securities in a transaction or series of related transactions  it shall provide written notice to the Company at least thirty (30) days prior to the intended date of sale.

(c)           Following receipt of such notice pursuant to Section 2(b), the Company shall be entitled  up to two times in any 12-month period prior to the End Date, to request that Testora or a Permitted Transferee delay such sale for up to 90 days if the Company proposes to file within such 90-day period a registration statement under the Securities Act for the offering and sale of securities for its own account in an underwritten offering and the managing underwriter therefor shall advise the Company that in its opinion the continued distribution of the Registrable Securities would adversely affect the offering of the securities proposed to be registered for the account of the Company.

(d)           Notwithstanding Section 2(b), if at any time prior to the End Date, Testora or Permitted Transferee is holding not less than 1,000,000 Registrable Securities and the Company shall propose an underwritten registration of shares of Class A Common Stock for its own account other than a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act, or a registration relating solely to a Securities Act Rule 145 transaction, the Company will:

(i)	give to Testora or such transferee written notice thereof at least thirty (30) days prior to the filing of any registration statement relating thereto under the Securities Act;

(ii)
subject to Section 2(f), include in such underwritten registration (and any related qualification under blue sky laws or other compliance), all the Registrable Securities specified in a written request or requests made within ten (10) business days after receipt of such written notice from the Company by Testora or such transferee.  If Testora or such transferee decides not to include all of its Registrable Securities in any underwritten registration thereafter filed by the Company, Testora or such transferee shall nevertheless continue to have the right to include any eligible Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to underwritten offerings of its securities up until the End Date, all upon the terms and conditions set forth herein; and

(iii)
advise Testora or such transferee that the right of Testora or such transferee to registration pursuant to this Section 2(d) shall be conditioned upon Testora’s or such transferee’s participation in such underwriting on the customary terms provided by the Company and entering into a customary underwriting agreement with the underwriter(s) selected by the Company, and the inclusion of such Registrable Securities in the underwriting to the extent provided herein.

(e)           The Company shall permit a single firm of counsel designated by Testora to review such Registration Statement, and all amendments and supplements thereto (as well as any requests for acceleration or effectiveness thereof and any correspondence between the Company and the SEC relating to the Registration Statement, if required) (collectively, the "Registration Documents") a reasonable period of time prior to their filing with the SEC.  The sections of such Registration Statement covering information with respect to Testora or such Permitted Transferee, Testora’s or such transferee’s beneficial ownership of securities of the Company or Testora’s or such transferee’s intended method of disposition of Registrable Securities shall conform to the information provided to the Company by Testora or such transferee.

(f)            If the managing underwriter of an offering pursuant to Section 2(d) determines that marketing factors require a limitation of the number of shares of Class A Common Stock to be underwritten, the managing underwriter may limit the number of Registrable Securities and other securities (if any) to be distributed through such underwriting.  The Company shall so advise Testora or such Permitted Transferee of such limitation and the number of shares of Registrable Securities that may be included in the registration.  No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

(g)           The Company shall have the right to terminate or withdraw any registration initiated by it under Section 2(d) prior to the effectiveness of such registration, whether or not Testora or such Permitted Transferee has elected to include securities in such registration.

3.             Obligations of the Company.

In connection with the registration of the Registrable Securities, the Company shall do each of the following:

(a)           The Company shall promptly furnish, after any Registration Statements are prepared pursuant to Section 2(d), filed with the SEC, publicly disseminated and distributed and received by the Company, to Testora or such Permitted Transferee and its legal counsel, a copy of any such Registration Statement, each preliminary prospectus, each final prospectus, and all amendments and supplements thereto and such other documents as Testora or such transferee may reasonably request in order to facilitate the disposition of its Registrable Securities;

(b)           List such securities on The Nasdaq Global Market, if the Company’s securities are listed on such market, and all the other national securities exchanges on which any securities of the Company are then listed, and file any filings required by The Nasdaq Global Market and/or such other securities exchanges;

(c)           Notify Testora and (if requested by Testora) confirm such advice in writing, (i) when or if the prospectus or any prospectus supplement or post-effective amendment has been filed with the SEC, and, with respect to any Registration Statement including the disposition of Registrable Securities or any post-effective amendment, when the same has been declared effective by the SEC, (ii) of any request by the SEC for amendments or supplements to any such Registration Statement or the prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(d)           Cooperate with Testora to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to Section2(d) and to enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as Testora may reasonably request, and registered in such names as Testora may request; and, within three business days after a Registration Statement which includes Registrable Securities is effective , the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to Testora) an appropriate instruction and opinion of such counsel;

(e)           Enter into customary agreements (including underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(i)
make such representations and warranties agreements, including with respect to indemnification, to Testora and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings; and

(ii)	deliver such customary documents and certificates as may be reasonably requested by Testora if Registrable Securities are being sold or by the underwriters.

4.             Obligations of Testora or a Permitted Transferee to Provide Information.

In connection with the registration of the Registrable Securities, Testora or such transferee shall do each of the following

(a)           furnish to the Company and the underwriter, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably requested by the Company or an underwriter to effect the registration of such Registrable Securities, and execute any and all such documents in connection with such registration as the Company or an underwriter or the legal counsel of either may reasonably request.  At least ten business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify Testora in writing of the information the Company requires of Testora to be included in the Registration Statement and Testora or such transferee shall provide such information within five business days of receipt of such notice.  Testora shall

(b)           enter into customary agreements (including underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(i)
make such representations and warranties to the Company and the underwriters, in form, substance and scope as are customarily made by selling shareholders to underwriters in similar underwritten offerings; and

(ii)	deliver such customary documents and certificates as may be reasonably requested by the Company or the underwriters.

5.	Expenses of Registration.

All expenses and fees, other than Testora’s underwriting discounts or commissions and its legal fees, incurred in connection with registrations, filings or qualifications pursuant to Section 3, including, without limitation, all registration, listing, and qualification fees, printing and accounting fees, and the fees and disbursements of counsel and auditors for the Company shall be borne by the Company.

6.             Assignment of the Registration Rights.

Testora may transfer Registrable Securities to an affiliate (as such term is defined under the Securities Act) (a “Permitted Transferee”) with the prior written consent of the Company, such consent not to be unreasonably withheld. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by Testora to any Permitted Transferee if: (a) Testora agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; and (b) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing to be bound by all of the provisions contained herein. No transferee of Shares pursuant to Section 2 shall be deemed to be a Permitted Transferee hereunder.

7.             Amendment of Registration Rights.

Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Testora.  Any amendment or waiver effected in accordance with this Section 7 shall be binding upon Testora and the Company.

8.             Reports under the Exchange Act.

The Company agrees to file with the SEC all reports and other documents required of the Company under the Securities and Exchange Act of 1934.

9.             Termination of Registration Rights.

The obligations of the Company and Testora under this Agreement shall terminate on the earlier of (i) the date on which Testora or a Permitted Transferee owns less than 1,000,000 Registrable Securities and (ii) the End  Date.

10.             Termination of Subscription Agreement.

The obligations of the Company and Testora under the Subscription Agreement (as amended by the Tripartite Agreement) shall terminate on the Loan Termination Date other than Section 4(d) thereof, which shall terminate on the End Date.

11.             Agreement of Testora.

(a)           In consideration for the Company agreeing to its obligations under this Agreement, Testora and each Permitted Transferee agrees, in connection with a registration of shares of Class A Common Stock by the Company under the Securities Act in accordance with Section 2 hereof, not to sell (including pursuant to Section 2(a) hereof), make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any securities of the Company (other than those included in the subject registration) without the prior written consent of the Company and, if such registration is underwritten, of such underwriters, as the case may be, for such period of time (not to exceed 90 days from the effective date of such registration) as may be requested by the Company or such managing underwriters.

(b)           In order to enforce Section 11(a) hereof, the Company may impose stop-transfer instructions with respect to the shares or securities of every person subject to such restriction until the end of such period.  Each holder of Registrable Securities agrees that, if so requested, such holder will execute an agreement in the form provided by the underwriter containing terms which are generally consistent with the provisions of this Section 11.

12.             Miscellaneous.

(a)           A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

(b)           Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at (i) the address set forth below or (ii) at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

Company:	Central European Media Enterprises Ltd.
Aldwych House
81 Aldwych, London
WC2B 4HN ENGLAND
ATTENTION: General Counsel

Tel: +44-20-7430-5430
Fax: +44-20-7430-5403

with a copy to:

Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, NY 10022
ATTENTION: Robert L. Kohl, Esq

Tel: +1-212-940-6380
Fax: +1-212-940-8776

Testora:	TESTORA LIMITED
Grigori Afxentiou 8
EL/.PA Livadioti
PC6023Larnaca, Cyprus
ATTENTION:

Tel: +357 22 66 01 83
Fax: +357 22 66 01 87

with a copy to:

PPF CONSULTING a.s.

Na Pankráci 1658/121
140 00 Praha 4 - Pankrác
Czech Republic
ATTENTION: Tomáš Brzobohatý

Tel: +420 224 559 072
Fax: +420 224 559 229

(c)           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)           This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws issues.  Each of the parties agrees to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forumnon conveniens, to the bringing of any such proceeding in such jurisdictions.  This Agreement may be signed in two or more counterparts, each of which shall be deemed an original.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such validity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.  Subject to the provisions of Section 10 hereof, this Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

(e)           This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(f)            Subject to the requirements of Section 9 hereof, this Agreement shall inure for the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(g)           All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

IN WITNESS WHEREOF, this Amended and Restated Registration Rights Agreement has been duly executed by the undersigned as of the date set forth above.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By: /s/ Michael Garin

Name:	Michael Garin
Title:	Chief Executive Officer

TESTORA LIMITED

By: /s/ Elena Chrysanthou

Name:	Elena Chrysanthou
Title:	Director

By: /s/ Katerina Nicolaou

Name:	Katerina Nicolaou
Title:	Director